EXHIBIT 10.3

NMI HOLDINGS, INC.
2012 STOCK INCENTIVE PLAN RESTRICTED
STOCK UNIT AWARD AGREEMENT
(FOR MANAGEMENT)
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [●] (the “Date of Grant”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and [NAME] (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. 2012 Stock Incentive Plan (the “Plan”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant restricted stock units with respect to a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Unit Award.
(a)    Grant. The Company hereby grants to Participant an award of [●] restricted stock units (the “RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
2.    Vesting. (a) Except as may otherwise be provided herein, the RSUs shall vest based on the achievement of certain Stock Price Goals (as set forth in each of clauses 2(a)(i), 2(a)(ii) and 2(a)(iii) below). Subject to Participant’s continued employment and the Company achieving GSE Approval prior to the GSE Approval Deadline:
(i)    one-third of the RSUs (rounded up to the nearest whole share) shall vest upon the Stock Price (as defined in Section 2(b) below) of a Share equaling or exceeding $12.50 per Share;
(ii)    one-third of the RSUs (rounded up to the nearest whole share) shall vest upon the Stock Price of a Share equaling or exceeding $14.00 per Share; and
(iii)    the remainder of the RSUs shall vest upon the Stock Price of a Share equaling or exceeding $16.00 per Share.

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(b)    Determination of Stock Price. The “Stock Price” per Share, for purposes of determining whether the RSUs vest, shall be determined as follows:
(i)    If the Shares are traded on an Applicable Exchange, the Stock Price shall be the average closing price of the Shares on such exchange for any consecutive 30-day trading period;
(ii)    If the Shares are actively traded over-the-counter, the Stock Price shall be the average of the closing bid price over any consecutive 30-day trading period;
(iii)    If the Shares are traded on the FBR PlusTM System, the Stock Price shall be the average sales price reported on the FBR PlusTM System over any consecutive 30-day trading period; and
(iv)    If the Shares are not traded on any market identified in this Section 2(b), the Stock Price shall be the fair market value of the Shares determined based on the procedures prescribed by Treas. Reg. Section 1.409A-1(b)(5)(iv)(B).
(c)    Termination of Service. In the event that Participant incurs a Termination of Service for any reason, unvested RSUs shall be forfeited without consideration by Participant.
(d)    GSE Approval. Notwithstanding the foregoing provisions of this Section 2, no RSUs shall vest prior to the Company’s achievement of GSE Approval and, in the event that the Company does not achieve GSE Approval prior to the GSE Approval Deadline, any RSUs held by Participant shall be forfeited without any consideration.
3.    Settlement. As soon as practicable after any RSUs have vested (and in any event, no later than fifteen business days immediately following such vesting), such RSUs shall be settled. Subject to Section 4 (pertaining to the withholding of taxes), for each vested RSU settled pursuant to this Section 3, the Company shall issue to Participant one Share.
4.    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to Participant may be satisfied, at the discretion of the Company, by reducing the amount of Shares otherwise deliverable to Participant hereunder.
5.    No Rights as Stockholder. Until such time as the RSUs have been settled and the underlying Shares have been delivered to Participant and Participant has become the

EXHIBIT 10.3

holder of record of such Shares, Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right vote.
6.    Transferability. The RSUs may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Prior to the Shares becoming listed on an Applicable Exchange, any Shares received by Participant in settlement of the RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant without the prior written approval of the Board, such approval not to be unreasonably withheld.
7.    Securities Law Representations. Participant acknowledges that the Shares underlying the RSUs are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•
Participant is acquiring the RSUs solely for Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	Participant is an “accredited investor,” as that term is defined in Rule 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act.

•
Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the RSUs. Participant has been furnished with, and/or has access to, such information as Participant considers necessary or appropriate for deciding whether to purchase the Shares underlying the RSUs. However, in evaluating the merits and risks of an investment in the Shares underlying the RSUs, Participant has and will rely only upon the advice of Participant’s own legal counsel, tax advisors and/or investment advisors.

•
Participant is aware that any value the RSUs may have depends on vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, nontransferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

EXHIBIT 10.3

•
Participant understands that the RSUs will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that Participant is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•
Participant has read and understands the restrictions, limitations and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the RSUs (including those restrictions and limitations that will continue after the RSUs have vested).

•	Participant has not relied upon any oral representation made to Participant relating to the Shares or upon information presented in any promotional meeting or material relating to the RSUs.

•
Participant understands and acknowledges that (a) any certificate evidencing the RSUs (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement or the Plan and (b) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

8.    Adjustment. Upon any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the RSUs, both with respect to the number of RSUs and with respect to the Stock Price Goals.
9.    Change in Control. In the event of a Change in Control of the Company occurring after the Date of Grant, the Committee shall (A) determine the extent to which the Stock Price Goals with respect to the RSUs have been met based upon such audited or unaudited financial information or other inputs deemed relevant or appropriate in the discretion of the Committee then available as it deems relevant and (B) provide for the vesting of the applicable number of RSUs, if any, based upon the Committee’s determination of the degree of attainment of the Stock Price Goals. Any RSUs that vest in connection with this Section 9 shall be settled in a manner consistent with Section 3 of this Agreement.
10.    Miscellaneous.

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(a)    Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
(b)    Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the RSUs granted thereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any RSUs theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Unsecured Obligation. This Award is unfunded, and even as to any RSUs which vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
(d)    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first- class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
NMI Holdings, Inc.
[ADDRESS]
Facsimile: [●]
Attention: [NAME]
if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.
(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

EXHIBIT 10.3

(f)    No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)    Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company.
The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(h)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(i)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(j)    Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)    Section 409A. It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(l)    Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(m)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

EXHIBIT 10.3

(n)    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
11.    Compliance with Legal Requirements. The grant of the RSUs, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NMI HOLDINGS, INC.

By:
Title:

PARTICIPANT

[Signature Page to Restricted Stock Unit Award Agreement]